Exhibit 5.1

                         ELLENOFF GROSSMAN & SCHOLE LLP

                               September 13, 2006


Velocity Asset Management, Inc.
3100 Route 138W
Building 1, Suite B
Wall, New Jersey 07719

RE: Form S-8
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Ladies and Gentlemen:


         This opinion is delivered to you in connection with the Registration Statement on Form S-8 (the "Registration Statement") which will be filed with the Securities and Exchange Commission on or about September 13, 2006 by Velocity Asset Management. Inc., a Delaware corporation (the "Company") under the Securities Act of 1933, as amended ("the Act") for registration under the Act of 1,000,000 shares of common stock, $.001 par value (the "Shares"), of the Company. The Shares being registered are shares to be sold and issued by the Company pursuant to its the 2004 Equity Incentive Program (the "Employee Plan") and shares purchased and to be purchased pursuant to the Employee Plan by affiliates and employees of the Company for reoffer and resale.

         For purposes of this opinion, we have reviewed copies duly authenticated to our satisfaction of the Company's certificate of incorporation, as amended, its by-laws, the minutes of its board and its stockholders, the Employee Plan and the Registration Statement. We have examined the proceedings taken and proposed to be taken in connection with the issuance, sale and payment of consideration for the Shares. We have also examined such other documents, records and certificates and made such further investigation as we have deemed necessary for the purpose of rendering this opinion.

         Subject to the foregoing, we are of the opinion that based upon the procedures which have been taken or as contemplated by us, as your counsel, will be taken in connection with the issuance of the Shares upon exercise of options granted and to be granted under the Employee Plan, the Shares will be legally issued, fully paid and non-assessable and with respect to any Shares issued prior to the date hereof, are legally issued, fully paid and non-assessable. The foregoing opinion assumes completion of any proceedings necessary to permit such transactions to be carried out in accordance with the securities laws of the various states to the extent required.

         We hereby consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the reference to our firm in the Prospectus under the caption "Legal Matters".


                                       Very truly yours,


                                       /s/ Ellenoff Grossman & Schole LLP
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                                       Ellenoff Grossman & Schole LLP